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                                                        EXHIBIT 1
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                 IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                    Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc
                    are investment advisers in accordance with Section 240.13d-1(b) (1)(ii)(E).

                       Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired
                             the security holdings reported in this Schedule 13G.


                    Date: February 7, 2005



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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